Exhibit 4.5

ADS WARRANT AGENT AGREEMENT

ADS WARRANT AGENT AGREEMENT (this “Warrant Agreement”) dated as of August [●], 2015 (the “Issuance Date”) between Benitec Biopharma Limited, ACN 068 943 662, an Australian corporation (the “Company”), and The Bank of New York Mellon (the “Warrant Agent”).

WHEREAS, the Company is engaged in a public offering (the “Offering”) of up to             American Depositary Shares (“ADSs”), each representing twenty (20) ordinary shares, no par value, of the Company (“Ordinary Shares”), and up to             Warrants (the “Warrants”), with each such Warrant representing the right of the holder thereof to purchase one ADS (each, a “Warrant ADS”) for US$        , subject to adjustment as described herein, plus applicable fees, charges and taxes;

WHEREAS, the ADSs are issuable under the Deposit Agreement dated as of May 30, 2014, as amended by an Amendment to Deposit Agreement dated as of             , 2015 (as so amended, the “Deposit Agreement”), among the Company, The Bank of New York Mellon, as depositary (the “Depositary”) and all Owners and Holders (each as defined in the Deposit Agreement) from to time of the ADSs issued thereunder;

WHEREAS, the Company has filed with the Securities and Exchange Commission a Registration Statement, No. 333-205135 on Form F-1 (as the same may be amended from time to time, the “Registration Statement”) for the registration, under the Securities Act of 1933, as amended (the “Act”) of, among other securities, the Warrants and the Ordinary Shares represented by the Warrant ADSs (the “Warrant Shares”), and such Registration Statement was declared effective on August [●], 2015;

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange and exercise of the Warrants;

WHEREAS, the Company desires to provide for the provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company with respect to the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the express terms and conditions set forth in this Warrant Agreement (and no implied terms or conditions).

2. Warrants.

2.1 Form of Warrant. The Warrants shall be registered securities and shall be evidenced by certificates “Warrant Certificates” in the form of Annex A to this Warrant Agreement.

2.2. Issuance and Registration of Warrants.

2.2.1. Warrant Register. The Warrant Agent shall maintain books (“Warrant Register”) for the registration of original issuance and the registration of transfer of the Warrants.

2.2.2. Issuance of Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof (“Holders”) in such denominations and otherwise in accordance with written instructions delivered to the Warrant Agent by the Company. Initially, all of the Warrants shall be represented by one or more global Warrant Certificates registered in the name of Cede & Co., a nominee of The Depository Trust Company (“DTC”). Ownership of security entitlements in the Warrants held at DTC shall be shown on, and the transfer of such ownership shall be effected through, records maintained (i) by DTC and (ii) by institutions that have accounts with DTC (each, a “Participant”). Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the Holder as the absolute owner of such Warrant, for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. The Warrant Certificates shall be executed on behalf of the Company by any two (2) authorized officers of the Company (each, an “Authorized Officer”), which need not be the same authorized signatory for all of the Warrant Certificates, either manually or by facsimile signature. The Warrant Certificates shall be countersigned by an authorized signatory of the Warrant Agent, which need not be the same signatory for all of the Warrant Certificates, and no Warrant Certificate shall be valid for any purpose unless so countersigned. In case any Authorized Officer of the Company that signed any of the Warrant Certificates ceases to be an Authorized Officer of the Company before countersignature by the Warrant Agent and issuance and delivery by the Company, such Warrant Certificates, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company.

2.2.3. Registration of Transfer. At any time at or prior to the Expiration Date (as defined below), a transfer of any Warrants may be registered and any Warrant Certificate or Warrant Certificates may be split up, combined or exchanged for another Warrant Certificate or Warrant Certificates evidencing the same number of Warrants as the Warrant Certificate or Warrant Certificates surrendered. Any Holder desiring to register the transfer of Warrants or to split up, combine or exchange any Warrant Certificate shall make such request in writing delivered to the Warrant Agent, and shall surrender to the Warrant Agent the Warrant Certificate or Warrant Certificates evidencing the Warrants the transfer of which is to be registered or that is or are to be split up, combined or exchanged and, in the case of registration of transfer, shall provide a signature guarantee. Thereupon, the Warrant Agent shall countersign and deliver to the person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested. The Company and the Warrant Agent may require payment, by the holder of Warrant requesting a registration of transfer of Warrants or a split-up, combination or exchange of a Warrant Certificate, of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with such registration of transfer, split-up, combination or exchange, together with reimbursement to the Company and the Warrant Agent of all reasonable expenses incidental thereto.

2.2.4 Limitation on transfer. At any time in the 12 months from the Issuance Date, the Holder shall not seek to transfer any Warrants, or any interest in any Warrants, to any person resident in Australia, unless the transfer can be undertaken without disclosure to that person in accordance with section 708 of the Corporations Act 2001 of the Commonwealth of Australia (the “Corporations Act”).

2.2.5. Loss, Theft and Mutilation of Warrant Certificates. Upon receipt by the Company and the Warrant Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of an Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security in customary form and amount, and reimbursement to the Company and the Warrant Agent of all reasonable expenses incidental thereto, and upon surrender to the Warrant Agent and cancellation of the Warrant Certificate if mutilated, the Agent shall, on behalf of the Company, countersign and deliver a new Warrant Certificate of like tenor to the Holder in lieu of the Warrant Certificate so lost, stolen, destroyed or mutilated. The Warrant Agent may charge the Holder an administrative fee for processing the replacement of lost Warrant Certificates, which shall be charged only once in instances where a single surety bond obtained covers multiple certificates. The Warrant Agent may receive compensation from the surety companies or surety agents for administrative services provided to them.

3. Terms and Exercise of Warrants.

3.1. Exercise Price. Each Warrant shall entitle the registered holder thereof, subject to the provisions of the Warrant Certificate and of this Warrant Agreement, to purchase from the Company the number of ADSs stated therein, at the price of US$        per whole ADS, subject to the subsequent adjustments provided in Section 4 hereof. The term “Exercise Price” as used in this Warrant Agreement refers to the price per ADS at which ADSs may be purchased at the time a Warrant is exercised. Notwithstanding any provision to the contrary in the Deposit Agreement, the Company shall pay to the Warrant Agent at the time of exercise the Depositary’s fee of [US$.05] per ADS for issuance of ADSs (the “Issuance Fee”). The Exercise Price per ADS plus the Issuance Fee per ADS is referred to as the “Deposit Amount”.

3.2. Duration of Warrants. A Warrant may be exercised only during the period (“Exercise Period”) commencing on the Issuance Date and terminating at 5:00 P.M., New York City time (the “close of business”) on August [●], 20    (“Expiration Date”). Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Warrant Agreement shall cease at the close of business on the Expiration Date.

3.3. Exercise of Warrants.

3.3.1. Exercise and Payment. Subject to the provisions of this Warrant Agreement, a Holder (or a Participant acting on behalf of a Holder in accordance with DTC procedures) may exercise a Warrant by delivering, not later than 5:00 P.M., New York time, on any business day during the Exercise Period (the “Exercise Date”) to the Warrant Agent at its office designated for such purpose, (i) the Warrants to be exercised by (A) surrender of the Warrant Certificate evidencing the Warrant or (B) delivery of the Warrant to an account of the Warrant Agent at DTC designated for such purpose in writing by the Warrant Agent to DTC from time to time, (ii) an election to purchase the Warrant ADSs underlying the Warrants to be exercised in form included in Annex A to this Warrant Agreement (an “Election to Purchase”) and (iii) the Deposit Amount for each Warrant to be exercised, and all applicable taxes and charges due in connection with the exercise of such Warrants, in lawful money of the United States of America by (A) certified or official bank check payable to The Bank of New York Mellon, (B) by bank wire transfer in immediately available funds to The Bank of New York Mellon, 500 Ross Street, Pittsburgh, PA 15262-0001, ABA #: 043-000-261, Account Number:                     , Account Name: Computershare Inc. AAF Client Corporate Actions, Ref: Benitec Warrants, Swift Code MELNUS3P or (C) payment to the Warrant Agent through the DTC system.

If any of (A) the Warrants, (B) the Election to Purchase, or (C) the Deposit Amount therefor, and all applicable taxes and charges due in connection therewith, is received by the Warrant Agent after 5:00 P.M., New York time, on any date, or on a date that is not a business day, the Warrants with respect thereto will be deemed to have been received and exercised on the business day next succeeding such date. The “Exercise Date” will be the date the materials in the foregoing sentence are received by the Warrant Agent (if by 5:00 P.M., New York time), or the following business day (if after 5:00 P.M., New York time), regardless of any earlier date written on the materials. If the Warrants are received or deemed to be received after the Expiration Date, the exercise thereof will be invalid and any funds delivered to the

Warrant Agent will be returned to the Holder or Participant, as the case may be, as soon as practicable. In no event will interest accrue on any funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of Warrants. The validity of any exercise of Warrants will be determined by the Company in its sole discretion and such determination will be final and binding upon the Holder or Participant and the Warrant Agent. Neither the Company nor the Warrant Agent shall have any obligation to inform a Holder or the Participant, as applicable, of the invalidity of any exercise of Warrants.

The Warrant Agent shall deposit all funds received by it in payment of the Exercise Price in the account of the Company maintained with the Warrant Agent for such purpose and shall advise the Company via telephone at the end of each day on which funds for the exercise of the Warrants are received of the amount so deposited to its account. The Warrant Agent shall promptly confirm such telephonic advice to the Company in writing.

If less than all the Warrants evidenced by a surrendered Warrant Certificate are exercised, the Warrant Agent shall split up the surrendered Warrant Certificate and return to the Holder a Warrant Certificate evidencing the Warrants that were not exercised.

3.3.2. Issuance of Warrant Shares. The Warrant Agent shall, by 11:00 A.M. New York Time on the business day following the Exercise Date of any Warrant, advise the Company, the registrar for Ordinary Shares and the Depositary, in respect of (a) the number of Warrant Shares indicated on the Election to Purchase as issuable upon such exercise with respect to such exercised Warrants, (b) the instructions of the Holder or Participant, as the case may be, provided to the Warrant Agent with respect to the delivery of the Warrant ADSs and (c) such other information as the Company or the Depositary shall reasonably request. The Warrant Agent shall pay the Depositary the Issuance Fee for the number of Warrant ADSs to be issued out of the Deposit Amount it received.

The Company shall, by 5:00 P.M., New York time, on the third business day next succeeding the Exercise Date of any Warrant and the clearance of the funds in payment of the Exercise Price, use its reasonable best efforts to cause its registrar to deliver the Warrant Shares issuable upon exercise to the Depositary’s Australian custodian (who, on the date of this Agreement, is the principal Melbourne, Australia office of National Australia Bank Ltd., for deposit under the Deposit Agreement and instruct the Depositary to deliver the Warrant ADSs issuable upon that deposit as requested in the Election to Purchase.

3.3.3. Valid Issuance. All Warrant Shares issuable by the Company upon the valid exercise of a Warrant in conformity with this Warrant Agreement shall be validly issued and credited as fully paid.

3.3.4. No Fractional Exercise. No fractional Warrant ADSs will be issued upon the exercise of the Warrant, but rather the Company shall adjust the number of Warrant Shares issued up or down to the nearest integral multiple of the number of Ordinary Shares at the time represented by one ADS.

3.3.5. No Transfer Taxes. The Company shall not be required to pay any stamp or other tax or charge required to be paid in connection with any transfer involved in the issue of the Warrant Shares upon the exercise of Warrants; and in the event that any such transfer is involved, the Company shall not be required to issue or deliver any Warrant Shares until such tax or other charge shall have been paid by the Holder or Participant or it has been established to the Company’s and the Warrant Agent’s satisfaction that no such tax or other charge is due.

3.3.6. Date of Issuance. The Company will, to the extent practical, treat an exercising Holder as a beneficial owner of the Warrant Shares as of the Exercise Date, except that, if the Exercise Date is a date when the share transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the share transfer books are open. However, it is understood and agreed that Warrant ADSs will not be registered or issued until the Depositary receives notice from its custodian that the Warrant Shares have been deposited under the Deposit Agreement.

3.3.7. Restrictive Legend Events. The Company will use its reasonable best efforts to maintain the effectiveness of the Registration Statement and the current status of the prospectus included therein or to file and maintain the effectiveness of another registration statement and another current prospectus covering the Warrants, the Warrant ADSs and the Ordinary Shares represented by the Warrant ADSs at any time that the Warrants are exercisable. The Company shall provide to the Warrant Agent and each Holder prompt written notice of any time that the Company is unable to deliver the Warrant ADSs via DTC transfer or otherwise (without restrictive legend), because (a) the Commission has issued a stop order with respect to the Registration Statement, (b) the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, (c) the Company has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or (d) otherwise (each a “Restrictive Legend Event”). To the extent that a Restrictive Legend Event occurs after the Holder has exercised a Warrant in accordance with the terms of the Warrants but prior to the delivery of the Warrant ADSs, the Company shall rescind the previously submitted Election to Purchase and the Company or the Warrant Agent, as applicable, shall return all consideration paid by the Holder or Participant for such Warrant ADSs.

3.3.8. Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant ADSs, the Company shall promptly cause delivery to the Holder of the number of Warrant ADSs that are not disputed.

3.3.9 Maximum Percentage. A Holder of a Warrant may notify the Company and the Warrant Agent in writing in the event such holder elects to be subject to the provisions contained in this subsection 3.3.9; however, no Holder of a Warrant shall be subject to this subsection 3.3.9 unless he, she or it makes such election. If the election is made by a Holder, the Warrant Agent shall not effect the exercise of the Holder’s Warrant, and such Holder shall not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Warrant Agent’s actual knowledge without investigation or inquiry of any kind, would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the Ordinary Shares outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of Ordinary Shares beneficially owned by such person and its affiliates shall include the number of Ordinary Shares issuable upon exercise of the Warrant with respect to which the determination of such sentence is being made, but shall exclude Ordinary Shares that would be issuable upon (x) exercise of the remaining, unexercised Warrants beneficially owned by such person and its affiliates and (y) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such person and its affiliates (including, without limitation, any convertible notes or convertible preferred shares, options or warrants other than the Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the regulations of the SEC thereunder. Solely the Holder of the Warrant shall determine the extent to which the Warrant is exercisable in accordance with this Section 3.3.9, and neither the Company nor the Warrant Agent shall have any obligation to verify or confirm the accuracy of such determination. For purposes of the Warrant, in determining the number of outstanding Ordinary Shares, the Holder may rely on the number of outstanding Ordinary Shares as reflected in (1) the Company’s most recent annual report on Form 20-F, periodic report on Form 6-K or other public filing with the Commission as the case may be, (2) a more recent public announcement by the Company, including to the Australian Securities Exchange or a report or announcement posted on the Company’s web site, or (3) any other notice by the Company or the Warrant Agent (or its successor) setting forth the number of Ordinary Shares outstanding. For any reason at any time, upon the written request of the Holder of the Warrant, the Company shall, within two (2) business days, confirm orally and in writing to such Holder the number of Ordinary Shares then outstanding. In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of equity securities of the Company by the Holder and its affiliates since the date as of which such number of outstanding Ordinary Shares was reported. By written notice to the Company, the Holder of a Warrant may from time to time increase or decrease the Maximum Percentage applicable to such Holder to any other percentage specified in such notice; provided, however, that any such increase shall not be effective until the sixty-first (61st) day after such notice is delivered to the Company.

4. Adjustment of Exercise Price and Number of Warrants. The Exercise Price per Warrant and the number of Warrants held shall be subject to adjustment from time to time after the Issuance Date in accordance with the Official Listing Rules of the Australian Securities Exchange (“ASX Listing Rules”) upon the occurrence of certain events described in this Section 4 or, if the ASX Listing Rules are amended after the date of issue of the Warrants, in accordance with the Company’s obligations under the ASX Listing Rules to the extent those obligations are modified by the amendment.

4.1 Subdivision or Combination; Capital Distributions; Other Adjustments.

4.1.1. In a consolidation of the Company’s ordinary capital – the number of Warrants will be consolidated in the same ratio as the ordinary capital and the Exercise Price will be amended in inverse proportion to that ratio.

4.1.2 In a sub-division of the Company’s ordinary capital – the number of Warrants will be sub-divided in the same ratio as the ordinary capital and the Exercise Price will be amended in inverse proportion to that ratio.

4.1.3. In a return of capital on Ordinary Shares – the number of Warrants will remain the same, and the Exercise Price of each Warrant will be reduced by the same amount as the amount of cash or value of shares, securities, or other property returned in relation to each Ordinary Share, multiplied by the number of Ordinary Shares represented by each ADS (the “ADS Ratio”).

4.1.4. In a reduction of the Company’s capital by a cancellation of paid up capital that is lost or not represented by available assets where no securities are cancelled – the number of Warrants and the Exercise Price of each Warrant will remain unaltered.

4.1.5 In a pro rata cancellation of the Company’s capital on Ordinary Shares – the number of Warrants will be reduced in the same ratio as the ordinary capital and the Exercise Price of each Warrant will be amended in inverse proportion to that ratio.

4.1.6. In any other case – the number of Warrants or the Exercise Price, or both, will be reorganized in accordance with the ASX Listing Rules so that the holder of the Warrants will not receive a benefit that holders of Ordinary Shares do not receive.

4.2 Bonus Shares and Share dividends. If there is a pro-rata bonus issue, or a pro-rata dividend to be paid only in Ordinary Shares, to the holders of issued Ordinary Shares, the number of Warrant ADSs upon exercise will be increased by the number of ADSs which the holder of the Warrant would have received if the Warrant had been exercised before the record date for the bonus issue or share dividend.

4.3 Pro-rata Issues. If there is a pro-rata offer of Ordinary Shares (other than a bonus issue) to the holders of Ordinary Shares, the Exercise Price will be reduced in accordance with the following formula:

O’ = O -	E [P – (S – D)]
N + 1

Where:

O’ is the new Exercise Price

O is the old Exercise Price

E is the number of Ordinary Shares underlying the Warrant ADSs into which one Warrant is exercisable

P is the volume weighted average market price per Ordinary Share on the Australian Securities Exchange (“ASX”) over the 5 ASX trading days ending on the ASX trading day before the ex rights or ex entitlement date for the pro rata issue

S is the subscription price for one Ordinary Share under the pro rata offer

D is the dividend (if any) due but not yet paid on an existing Ordinary Shares which will not be paid on the new Ordinary Shares to be issued in the pro rata issue

N is the number of Ordinary Shares that must be held on the record date for the pro rata issue to receive a right or entitlement to subscribe for one new Ordinary Share.

For the avoidance of doubt, if the formula results in no decrease in the Exercise Price then the Exercise Price remains unchanged.

4.4 Change in ADS Ratio. If after the Issuance Date the ADS Ratio is increased or reduced, then the number of Warrant ADSs to be provided on exercise of a Warrant will be reduced or increased (respectively) in inverse proportion to the change in the ADS Ratio Ordinary Shares per ADS and the Exercise Price per Warrant will be increased or reduced (respectively) in proportion to the change in Ordinary Shares per ADS, so that the total number or Warrant Shares underlying the Warrants and the aggregate Exercise Price for all Warrants remain unchanged.

4.5 Notice of Adjustment. Upon any adjustment of the Exercise Price, and/or any increase or decrease in the number of Warrants, and/or any increase or decrease in the number of ADSs issuable upon the exercise of the Warrants, the Company shall give written notice thereof to the Warrant Agent. The notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of Warrant ADSs issuable at such price upon the exercise of the Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

4.6 Other Notices. If at any time:

(a) the Company shall declare any cash dividend upon its Ordinary Shares;

(b) the Company shall declare any dividend upon its Ordinary Shares payable in shares or make any special dividend or other distribution to the holders of its Ordinary Shares;

(c) there shall be any capital reorganization or reclassification of the capital of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another entity;

(d) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

(e) the Company shall take or propose to take any other corporate action, prior notice of which is actually provided to holders of the Ordinary Shares;

then, in any one or more of said cases, the Company shall give to the Warrant Agent, (i) at least ten days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, or other action, at least ten days’ written notice of the date when the same shall take place. Any notice given in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the distribution will be made to holders of the Ordinary Shares.

5. Restrictive Legends; Fractional Warrants.

In the event that a Warrant Certificate surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such Warrant Certificate and deliver new Warrant Certificates in exchange therefor until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the Warrants must also bear a restrictive legend upon that transfer. The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the transfer of or delivery of a Warrant Certificate for a fraction of a Warrant.

6. Other Provisions Relating to Rights of Holders of Warrants.

6.1. No Rights as Shareholder. Except as otherwise specifically provided herein, a Holder, solely in its capacity as a holder of Warrants, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant Agreement be construed to confer upon a Holder, solely in its capacity as the registered holder of Warrants, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of shares, reclassification of share capital, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights or rights to participate in new issues of shares, or otherwise, prior to the issuance to the Holder of the Warrant ADSs which it is then entitled to receive upon the valid exercise of Warrants.

6.2. Reservation of Ordinary Shares. The Company shall at all times reserve and keep available a number of its authorized but unissued Ordinary Shares, and shall use its best efforts to keep registered under the Securities Act of 1933 a number of ADSs, in each case that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Warrant Agreement.

6.3 Ability to issue cleansing notice. The Company shall at all times use its best efforts to conduct its activities such that it is able to issue a notice in accordance with section 708A(5)(e) of the Corporations Act in respect of the issue of any Ordinary Shares on the exercise of Warrants.

6.4 ASX Filings. The Company will ensure that it applies to ASX for official quotation (as that expression is used in the ASX Listing Rules) of the Ordinary Shares issued on the exercise of the Warrants in the same class and on the same terms as all other Ordinary Shares quoted on ASX pursuant to ASX Listing Rule 2.7 immediately on issue of those Ordinary Shares.

6.5 Issue of Cleansing Notice. On the issue of any Ordinary Shares on the exercise of any Warrants, the Company shall use best efforts to ensure that it lodges with ASX a notice in accordance with section 708A(5)(e) of the Corporations Act in respect of that issue of Ordinary Shares within 5 business days of that issue, provided that if it is unable to comply with the requirements of section 708A(5)(e) of the Corporations Act in respect of an issue of Ordinary Shares issued on exercise of Warrants, the Company shall, at its own expense, do everything necessary to ensure that such Ordinary Shares are able to be freely traded on ASX in compliance with the ASX Listing Rules and the Corporations Act, including obtaining an exemption from the Australian Securities and Investments Commission (“ASIC”) or the lodging of a disclosure document with ASIC in accordance with the requirements of Chapter 6D of the Corporations Act.

7. Concerning the Warrant Agent and Other Matters.

7.1. Any instructions given to the Warrant Agent orally, as permitted by any provision of this Warrant Agreement, shall be confirmed in writing by the Company as soon as practicable. The Agent shall not be liable or responsible and shall be fully authorized and protected for acting, or failing to act, in accordance with any oral instructions which do not conform with the written confirmation received in accordance with this Section 8.1.

7.2. (a) Whether or not any Warrants are exercised, the Company shall reimburse the Warrant Agent for its out-of-pocket expenses in connection with this Warrant Agreement, including, without limitation, the charges of Computershare for providing services to the Warrant Agent with respect to the Warrants and the expenses for which the Warrant Agent is obliged to reimburse Computershare and the fees and expenses of the Warrant Agent’s counsel. While the Warrant Agent endeavors to maintain out-of-pocket charges (both internal and external) at competitive rates, these charges may not reflect actual out-of-pocket costs, and may include handling charges to cover internal processing and use of the Warrant Agent’s billing systems.

(b) All amounts owed to the Warrant Agent under this Warrant Agreement are due within 30 days of the invoice date. Delinquent payments are subject to a late payment charge of one and one-half percent (1.5%) per month commencing 45 days from the invoice date. The Company agrees to reimburse the Warrant Agent for any attorney’s fees and any other costs associated with collecting delinquent payments.

(c) No provision of this Warrant Agreement shall require Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Warrant Agreement or in the exercise of its rights.

7.3 As Warrant Agent for the Company hereunder the Warrant Agent:

(a) shall have no duties or obligations other than those specifically set forth herein or as may subsequently be agreed to in writing by the Warrant Agent and the Company;

(b) shall have no obligation to effect any delivery of Warrant ADSs other than to instruct the Depositary with respect to that delivery;

(c) shall be regarded as making no representations and having no responsibilities as to the validity, sufficiency, value, or genuineness of the Warrants or any Warrant Shares or Warrant ADSs;

(d) shall not be obligated to take any legal action hereunder; if, however, the Warrant Agent determines to take any legal action hereunder, and where the taking of such action might, in its judgment, subject or expose it to any expense or liability it shall not be required to act unless it has been furnished with an indemnity satisfactory to it;

(e) may rely on and shall be fully authorized and protected in acting or failing to act upon any certificate, instrument, opinion, notice, letter, telegram, telex, facsimile transmission or other document or security delivered to the Warrant Agent and believed by it to be genuine and to have been signed by the proper party or parties;

(f) shall not be liable or responsible for any recital or statement contained in the Registration Statement or any other documents relating thereto;

(g) shall not be liable or responsible for any failure on the part of the Company to comply with any of its covenants and obligations relating to the Warrants, including without limitation obligations under applicable securities laws;

(h) may rely on and shall be fully authorized and protected in acting or failing to act upon the written, telephonic or oral instructions with respect to any matter relating to its duties as Warrant Agent covered by this Warrant Agreement (or supplementing or qualifying any such actions) of officers of the Company, and is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Company or counsel to the Company, and may apply to the Company, for advice or instructions in connection with the Warrant Agent’s duties hereunder, and the Warrant Agent shall not be liable for any delay in acting while waiting for those instructions; any applications by the Warrant Agent for written instructions from the Company may, at the option of the Agent, set forth in writing any action proposed to be taken or omitted by the Warrant Agent under this Warrant Agreement and the date on or after which such action shall be taken or such omission shall be effective; the Warrant Agent shall not be liable for any action taken by, or omission of, the Warrant Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than two business days after the date such application is sent to the Company, unless the Company shall have consented in writing to any earlier date) unless prior to taking any such action, the Warrant Agent shall have received written instructions in response to such application specifying the action to be taken or omitted;

(i) may consult with counsel satisfactory to the Warrant Agent, including its in-house counsel, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by it hereunder in good faith and in accordance with the advice of such counsel;

(j) may perform any of its duties hereunder either directly or by or through nominees, correspondents, designees, subagents or subcustodians, and it shall not be liable or responsible for any misconduct or negligence on the part of any nominee, correspondent, designee, subagent or subcustodian appointed with reasonable care by it in connection with this Warrant Agreement;

(k) is not authorized, and shall have no obligation, to pay any brokers, dealers, or soliciting fees to any person and

(l) shall not be required hereunder to comply with the laws or regulations of any country other than the United States of America or any political subdivision thereof; and Warrant Agent may consult with foreign counsel, at the Company’s expense, to resolve any foreign law issues that may arise as a result of the Company or any other party being subject to the laws or regulations of any foreign jurisdiction.

7.4. (a) In the absence of gross negligence or willful misconduct on its part, the Warrant Agent shall not be liable for any action taken, suffered, or omitted by it or for any error of judgment made by it in the performance of its duties under this Warrant Agreement. Anything in this Warrant Agreement to the contrary notwithstanding, in no event shall Warrant Agent be liable for special, indirect, incidental, consequential or punitive losses or damages of any kind whatsoever (including but not limited to lost profits), even if the Warrant Agent has been advised of the possibility of such losses or damages and regardless of the form of action. Any liability of the Warrant Agent will be limited in the aggregate to the amount of fees paid by the Company hereunder. The Warrant Agent shall not be liable for any failures, delays or losses, arising directly or indirectly out of conditions beyond its reasonable control including, but not limited to, acts of government, exchange or market ruling, suspension of trading, work stoppages or labor disputes, fires, civil disobedience, riots, rebellions, storms, electrical or mechanical failure, computer hardware or software failure, communications facilities failures including telephone failure, war, terrorism, insurrection, earthquakes, floods, acts of God or similar occurrences.

(b) In the event any question or dispute arises with respect to the proper interpretation of the Warrants or the Warrant Agent’s duties under this Warrant Agreement or the rights of the Company or of any Holder, the Warrant Agent shall not be required to act and shall not be held liable or responsible for its refusal to act until the question or dispute has been judicially settled (and, if appropriate, it may file a suit in interpleader or for a declaratory judgment for such purpose) by final judgment rendered by a court of competent jurisdiction, binding on all persons interested in the matter which is no longer subject to review or appeal, or settled by a written document in form and substance satisfactory to you and executed by the Company and each such holder. In addition, the Warrant Agent may require for such purpose, but shall not be obligated to require, the execution of such written settlement by all the Holders and all other persons that may have an interest in the settlement.

7.5. The Company covenants to indemnify the Warrant Agent and hold it harmless from and against any loss, liability, claim or expense (“Loss”) arising out of or in connection with the Warrant Agent’s duties under this Warrant Agreement, including the reasonable costs and expenses of defending itself against any Loss, unless such Loss shall have been determined by a court of competent jurisdiction to be a result of the Warrant Agent’s gross negligence or willful misconduct.

7.6. Unless terminated earlier by the parties hereto, this Agreement shall terminate 90 days after the earlier of the Expiration Date and the date on which no Warrants remain outstanding (the “Termination Date”). On the business day following the Termination Date, the Agent shall deliver to the Company any entitlements, if any, held by the Warrant Agent under this Warrant Agreement. The Agent’s right to be reimbursed for fees, charges and out-of-pocket expenses as provided in this Section 7 shall survive the termination of this Warrant Agreement.

7.7. If any provision of this Warrant Agreement shall be held illegal, invalid, or unenforceable by any court, this Warrant Agreement shall be construed and enforced as if such provision had not been contained herein and shall be deemed an Agreement among the parties to it to the full extent permitted by applicable law.

7.8. The Company represents and warrants that (a) it is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation (to the extent that the concept of “good standing” or an equivalent concept exists in the laws of its jurisdiction), (b) the offer and sale of the

Warrants and the execution, delivery and performance of all transactions contemplated thereby (including this Warrant Agreement) have been duly authorized by all necessary corporate action and will not result in a breach of or constitute a default under the constitution of the Company or any indenture, agreement or instrument to which it is a party or is bound, (c) this Warrant Agreement has been duly executed and delivered by the Company and constitutes the legal, valid, binding and enforceable obligation of the Company, (d) the Warrants will comply in all material respects with all applicable requirements of law and (e) to the best of its knowledge, there is no litigation pending or threatened as of the date hereof in connection with the offering of the Warrants.

7.9. In the event that any claim of inconsistency between this Warrant Agreement and the descriptions in the Registration Statement, as they may from time to time be amended, the terms of this Warrant Agreement shall control.

7.10. Set forth in Annex C hereto is a list of the names and specimen signatures of the persons authorized to act for the Company under this Warrant Agreement (the “Authorized Representatives”). The Company shall, from time to time, certify to you the names and signatures of any other persons authorized to act for the Company under this Warrant Agreement.

7.11. Except as expressly set forth elsewhere in this Warrant Agreement, all notices, instructions and communications under this Agreement shall be in writing, shall be effective upon receipt and shall be addressed, if to the Company, to its address set forth beneath its signature to this Agreement, or, if to the Agent, to The Bank of New York Mellon, 101 Barclay Street, 22 West, New York, New York 10286, Attention: Violet Pagan, Relationship Manager, Benitec, Telephone: 212-815-2276, Facsimile: 212-571-3050, with a copy to Shareowner Services, 480 Washington Boulevard, Jersey City, New Jersey 07310, Attention: Gwen Minott, Telephone: 201-680-3385, Facsimile: 201-680-4607, or to such other address of which a party hereto has notified the other party.

7.12. (a) This Warrant Agreement shall be governed by and construed in accordance with the laws of the State of New York. All actions and proceedings brought by the Warrant Agent relating to or arising from, directly or indirectly, this Warrant Agreement may be litigated in courts located within the Borough of Manhattan, City and State of New York. The Company hereby submits to the personal jurisdiction of such courts and consents that any service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder. Each of the parties hereto hereby waives the right to a trial by jury in any action or proceeding arising out of or relating to this Warrant Agreement.

(b) This Warrant Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto. This Warrant Agreement may not be assigned, or otherwise transferred, in whole or in part, by either party without the prior written consent of the other party, which the other party will not unreasonably withhold, condition or delay; except that (i) consent is not required for an assignment or delegation of duties by Warrant Agent to any affiliate of Warrant Agent and (ii) any reorganization, merger, consolidation, sale of assets or other form of business combination by Warrant Agent shall not be deemed to constitute an assignment of this Warrant Agreement.

(c) No provision of this Warrant Agreement may be amended, modified or waived, except in a written document signed by both parties without the consent of any Holder for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the Holders. All other modifications or amendments shall require the vote or written consent of the Holders of at least 65% of the then outstanding Warrants. Notwithstanding the foregoing, adjustments may be made to the Warrant terms and rights pursuant to Section 4 without the consent of the Holders. .

7.13 Payment of Taxes. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of Warrant Shares or Warrant ADSs upon the exercise of Warrants, but the Company may require the Holders to pay any transfer taxes in respect of the Warrants or such shares. The Warrant Agent may refrain from registering any transfer of Warrants or any delivery of any Warrant ADSs unless or until the persons requesting the registration or issuance shall have paid to the Warrant Agent for the account of the Company the amount of such tax or charge, if any, or shall have established to the reasonable satisfaction of the Company and the Warrant Agent that such tax or charge, if any, has been paid.

7.14 Resignation of Warrant Agent.

7.14.1. Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company, or such shorter period of time agreed to by the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 60 days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by a Holder of Warrants (who shall, with such notice, submit his Warrant Certificate for inspection by the Company), then the Warrant Agent or any Holder may apply to the any court of competent jurisdiction for the appointment of a successor Warrant Agent at the Company’s cost. Pending appointment of a successor to such Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any successor Warrant Agent (but not including the initial Warrant Agent), whether appointed by the Company or by such court, shall be a person organized and existing under the laws of any state or of the United States of America, in good standing, and authorized under such laws to exercise shareowner services powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed, and except for executing and delivering documents as provided in the sentence that follows, the predecessor Warrant Agent shall have no further duties, obligations, responsibilities or liabilities hereunder, but shall be entitled to all rights that survive the termination of this Warrant Agreement and the resignation or removal of the Warrant Agent, including but not limited to its right to indemnity hereunder. If for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

7.14.2. Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the ADSs not later than the effective date of any such appointment.

7.14.3. Merger or Consolidation of Warrant Agent. Any person into which the Warrant Agent may be merged or converted or with which it may be consolidated or any person resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party or any person succeeding to the shareowner services business of the Warrant Agent or any successor Warrant Agent shall be the successor

Warrant Agent under this Warrant Agreement, without any further act or deed. For purposes of this Warrant Agreement, “person” shall mean any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust or other entity, and shall include any successor (by merger or otherwise) thereof or thereto.

8. Miscellaneous Provisions.

8.1. Persons Having Rights under this Warrant Agreement. Nothing in this Warrant Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the Holders any right, remedy, or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise, or agreement hereof.

8.2. Examination of the Warrant Agreement. A copy of this Warrant Agreement shall be available at all reasonable times at the office of the Warrant Agent designated for such purpose for inspection by any Holder. Prior to such inspection, the Warrant Agent may require any such Holder to submit his Warrant Certificate for inspection by it.

8.3. Counterparts. This Warrant Agreement may be executed in any number of original, facsimile or electronic counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

8.4. Effect of Headings. The Section headings herein are for convenience only and are not part of this Warrant Agreement and shall not affect the interpretation thereof.

IN WITNESS WHEREOF, this Warrant Agreement has been duly executed by the parties hereto as of the day and year first above written.

BENITEC BIOPHARMA LIMITED
ACN 068 943 662

By:
Name:
Title:	Director

By:
Name:
Title:	Director/Company Secretary

Address for notices:
F6A/1-15 Barr Street
Balmain, NSW, 2041, Australia
Attention:
Telephone:
Facsimile:
E-mail:

THE BANK OF NEW YORK MELLON,
As Warrant Agent

By:
Name:
Title:

Annex A - Form of Warrant Certificates

Annex B - Authorized Representatives

ANNEX A

BENITEC BIOPHARMA LIMITED

WARRANT CERTIFICATE

NOT EXERCISABLE AFTER AUGUST [●], 20

This certifies that the person whose name and address appears below, or registered assigns, is the registered owner of the number of Warrants set forth below. Each Warrant entitles its registered holder to purchase from Benitec Biopharma Limited (the “Company”) at any time prior to 5:00 P.M. (New York City time) on August [●], 20    , at the designated office of The Bank of New York Mellon, as warrant agent (the “Warrant Agent”) set forth below, one American depositary share (each, an “ADS”), each ADS representing 20 ordinary shares, no par value, of the Company (each, a “Share” and collectively, the “Shares”), at price of US$        . The Company shall pay the issuance fees of the Depositary for the issuance of new ADSs upon exercise of the Warrants.

This Warrant Certificate, with or without other Warrant Certificates, upon surrender at the designated office of the Warrant Agent, may be exchanged for another Warrant Certificate or Warrant Certificates evidencing the same number of Warrants as the Warrant Certificate or Warrant Certificates surrendered. A transfer of the Warrants evidenced hereby may be registered upon surrender of this Warrant Certificate at the designated office of the Warrant Agent by the registered holder in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, a signature guarantee, and such other and further documentation as the Warrant Agent may reasonably request and duly stamped as may be required by the laws of the State of New York and of the United States of America.

The terms and conditions of the Warrants and the rights and obligations of the holder of this Warrant Certificate are set forth in an ADS Warrant Agreement dated as of August [●], 2015 (the “Warrant Agreement”) between the Company and the Warrant Agent. A copy of the Warrant Agreement is available for inspection during business hours at the office of the Warrant Agent.

This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by an authorized signatory of the Warrant Agent.

WITNESS the facsimile signature of a proper officer of the Company.

BENITEC BIOPHARMA LIMITED

By:
Name:
Title:

By:
Name:
Title:

Dated: August [●], 2015

Countersigned:

THE BANK OF NEW YORK MELLON,

as Warrant Agent

By:
Name:
Title:

PLEASE DETACH HERE

Certificate No.:                    Number of Warrants:

WARRANT CUSIP NO.:

BENITEC BIOPHARMA LIMITED

[Name & Address of Holder]	THE BANK OF NEW YORK MELLON, Warrant Agent

By mail:

The Bank of New York Mellon

c/o Voluntary Corporate Actions

PO Box 43011

Providence, RI 02940-3011

By hand or overnight courier:

The Bank of New York Mellon

c/o Voluntary Corporate Actions

250 Royall St, Suite V

Canton, MA 02021

[Form of Election to Purchase]

(To Be Executed Upon Exercise Of Warrants)

The undersigned hereby irrevocably elects to exercise the right, represented by Warrants evidenced by this Warrant Certificate, to receive         ADSs and herewith tenders payment for such ADSs to the order of The Bank of New York Mellon, in the amount of US$         in accordance with the terms                                              hereof.

The undersigned requests that a certificate for such ADSs be registered in the name of                     , whose address is             and that such certificate be delivered to                     , whose address is                     . If the number of Warrants being exercised hereby is less than all the Warrants evidenced by this Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the remaining unexercised Warrants be registered in the name of                     , whose address is                     , and that such Warrant Certificate be delivered to whose address is                     .

Signature

Date:

Signature Guaranteed

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Warrant Agent, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Warrant Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

ANNEX B

Authorized Representatives

Name	Title	Signature